UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 19, 2011

CONMED CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-16093	16-0977505
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

525 French Road
Utica, New York 13502
(Address of principal executive offices, including zip code)

(315) 797-8375
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2 below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of CONMED Corporation was held on May 19, 2011 (the “Annual Meeting”).  Holders of Common Stock were entitled to elect seven directors.  On all matters which came before the Annual Meeting, holders of Common Stock were entitled to one vote for each share held.  Proxies for 24,420,800 of the 28,293,135 shares of Common Stock entitled to vote were received in connection with the Annual Meeting.

The following table sets forth the names of the seven persons elected at the Annual Meeting to serve as directors until the first annual meeting of shareholders following the end of the Company’s fiscal year ending December 31, 2011 and the number of votes cast for, against or withheld with respect to each person.

Election of Directors

Director	Votes Received	Votes Withheld	Broker Non-Votes

Eugene R. Corasanti	22,811,001	276,453	1,333,346
Joseph J. Corasanti	22,892,371	195,083	1,333,346
Bruce F. Daniels	22,544,841	542,613	1,333,346
Jo Ann Golden	23,034,683	52,771	1,333,346
Stephen M. Mandia	22,683,531	403,923	1,333,346
Stuart J. Schwartz	22,547,371	540,083	1,333,346
Mark E. Tryniski	23,031,833	55,621	1,333,346

Management Proposals
	For	Against	Abstain	Broker Non-Votes
Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2011	24,326,292	79,185	15,823	-

Approve advisory vote on executive compensation	21,920,533	666,877	500,044	1,333,346

	One Year	Two Years	Three Years	Abstain	Broker Non-Votes
Approval of advisory vote on frequency of advisory votes on executive compensation	19,565,886	477,822	2,491,276	552,470	1,333,346

Based on the above results, the Board of Directors has determined it will submit to our shareholders an advisory vote on executive compensation every year.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONMED CORPORATION
(Registrant)

By: /s/Robert D. Shallish, Jr.
Robert D. Shallish, Jr.
Vice President-Finance and
Chief Financial Officer

Date:  May 19, 2011